Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Cathy Lewandowski
Senior Manager, External Communications
Catherine.Lewandowski@acuitybrands.com

Acuity Brands Reports Fiscal 2023 Second-Quarter Results
Solid Sales and Margin Expansion Across Both Business Segments

■Increased Net Sales 4 Percent Over the Prior Year
■Diluted EPS Increased 21 Percent Over the Prior Year; Adjusted Diluted EPS Increased 19 Percent Over the Prior Year
■Generated Strong Cash Flow from Operations and Continued to Repurchase Shares

ATLANTA, April 4, 2023 - Acuity Brands, Inc. (NYSE: AYI) (the "Company"), a market-leading industrial technology company, announced net sales of $943.6 million in the second quarter of fiscal 2023 ended February 28, 2023, an increase of 3.8 percent, or $34.5 million compared to the prior year.

"We delivered solid performance again in the second quarter of 2023," stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc." We grew sales in both our lighting and spaces businesses, expanded adjusted operating profit, and grew adjusted diluted earnings per share. We generated strong cash flow from operations and created permanent value for shareholders through repurchases."

Operating profit was $111.5 million in the second quarter of fiscal 2023, an increase of $9.2 million, or 9.0 percent, compared to the prior year. Operating profit as a percent of net sales was 11.8 percent in the second quarter of fiscal 2023, an increase of 50 basis points, compared to the prior year. Adjusted operating profit was $132.1 million in the second quarter of fiscal 2023, an increase of $9.5 million, or 7.7 percent, compared to the prior year. Adjusted operating profit as a percent of net sales was 14.0 percent in the second quarter of fiscal 2023, an increase of 50 basis points, compared to the prior year.
Diluted earnings per share was $2.57 in the second quarter of fiscal 2023, an increase of $0.44, or 20.7 percent, compared to the prior year. Adjusted diluted earnings per share was $3.06 in the second quarter of fiscal 2023, an increase of $0.49, or 19.1 percent, from $2.57, compared to the prior year.

Press Release Exhibit 99.1

Segment Performance
Acuity Brands Lighting and Lighting Controls ("ABL")
ABL generated net sales of $890.8 million in the second quarter of fiscal 2023, an increase of $27.7 million, or 3.2 percent, compared to the prior year.
ABL operating profit was $123.6 million in the second quarter of fiscal 2023, an increase of $7.1 million, or 6.1 percent, compared to the prior year. ABL operating profit as a percent of ABL net sales was 13.9 percent in the second quarter of fiscal 2023, an increase of 40 basis points from 13.5 percent, compared to the prior year. ABL adjusted operating profit was $133.3 million in the second quarter of fiscal 2023, an increase of $6.4 million, or 5.0 percent, compared to the prior year. ABL adjusted operating profit as a percent of ABL net sales was 15.0 percent in the second quarter of fiscal 2023, an increase of 30 basis points from 14.7 percent, compared to the prior year.
Intelligent Spaces Group ("ISG")
ISG generated net sales of $58.2 million in the second quarter of fiscal 2023, an increase of $8.2 million, or 16.4 percent, compared to the prior year.
ISG operating profit was $6.3 million in the second quarter of fiscal 2023, an increase of $5.1 million, compared to the prior year. ISG adjusted operating profit was $10.8 million in the second quarter of fiscal 2023, an increase of $5.2 million, compared to the prior year.
Cash Flow and Capital Allocation
Net cash from operating activities was $306.4 million for the first six months of fiscal 2023, an increase of $179.1 million compared to the prior year due primarily to an improvement in our working capital.
During the first half of fiscal 2023, the Company repurchased approximately 0.7 million shares of common stock for a total of $124.1 million.
Today's Call Details
The Company will host a conference call at 8:00 a.m. (ET) today, Tuesday, April 4, 2023. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call. The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light, and more things to come. Through our two business segments, Acuity Brands Lighting and Lighting Controls (ABL) and the Intelligent Spaces Group (ISG), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.

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We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management systems, and location-aware applications. We achieve customer-focused efficiencies that allow us to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by more than 13,000 dedicated and talented associates. Visit us at www.acuitybrands.com
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);” “adjusted EBITDA;” and “free cash flow" (“FCF”)”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, loss on sale of business, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions. FCF is provided to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, for total company and by segment, which include the impact of amortization of acquired intangible assets, share-based payment expense, and special charges. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, loss on sale of business, share-based payment expense, and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for FCF is “net cash provided by operating activities less purchases of property, plant and equipment.” The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, and amortization of acquired intangible assets. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, special charges, and miscellaneous (income) expense, net. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of

Press Release Exhibit 99.1
such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “believe,” “intend,” “anticipate,” “indicative,” “projection,” “predict,” “plan,” “may,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, many of which are outside of our control. These risks and uncertainties could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, Part I, Item 1a Risk Factors), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	February 28, 2023	August 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$339.0	$223.2
Accounts receivable, less reserve for doubtful accounts of $1.2 and $1.2, respectively	523.1	665.9
Inventories	436.4	485.7
Prepayments and other current assets	95.0	91.2
Total current assets	1,393.5	1,466.0
Property, plant, and equipment, net	286.0	276.5
Operating lease right-of-use assets	77.8	74.9
Goodwill	1,080.3	1,084.3
Intangible assets, net	495.8	529.2
Deferred income taxes	1.2	1.3
Other long-term assets	49.2	48.0
Total assets	$3,383.8	$3,480.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$324.8	$397.8
Current maturities of debt	—	18.0
Current operating lease liabilities	17.2	15.7
Accrued compensation	78.0	88.0
Other current liabilities	176.3	214.1
Total current liabilities	596.3	733.6
Long-term debt	495.3	495.0
Long-term operating lease liabilities	72.4	67.4
Accrued pension liabilities	41.7	41.4
Deferred income taxes	100.6	102.1
Other long-term liabilities	129.9	128.9
Total liabilities	1,436.2	1,568.4
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 54,389,841 and 54,241,069 issued, respectively	0.5	0.5
Paid-in capital	1,047.1	1,036.3
Retained earnings	3,325.8	3,176.2
Accumulated other comprehensive loss	(126.3)	(125.8)
Treasury stock, at cost, of 22,475,844 and 21,753,820 shares, respectively	(2,299.5)	(2,175.4)
Total stockholders’ equity	1,947.6	1,911.8
Total liabilities and stockholders’ equity	$3,383.8	$3,480.2

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
Net sales	$943.6	$909.1	$1,941.5	$1,835.2
Cost of products sold	536.9	529.8	1,118.3	1,070.1
Gross profit	406.7	379.3	823.2	765.1
Selling, distribution, and administrative expenses	295.2	277.0	595.9	547.7
Special charges	—	—	6.9	—
Operating profit	111.5	102.3	220.4	217.4
Other expense:
Interest expense, net	5.7	6.0	12.3	11.9
Miscellaneous (income) expense, net	(3.7)	(1.9)	5.4	(1.6)
Total other expense	2.0	4.1	17.7	10.3
Income before income taxes	109.5	98.2	202.7	207.1
Income tax expense	26.3	22.9	44.6	44.2
Net income	$83.2	$75.3	$158.1	$162.9

Earnings per share(1):
Basic earnings per share	$2.60	$2.16	$4.91	$4.65
Basic weighted average number of shares outstanding	32.048	34.964	32.178	35.007
Diluted earnings per share	$2.57	$2.13	$4.86	$4.60
Diluted weighted average number of shares outstanding	32.386	35.364	32.545	35.444
Dividends declared per share	$0.13	$0.13	$0.26	$0.26
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	February 28, 2023	February 28, 2022
Cash flows from operating activities:
Net income	$158.1	$162.9
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	48.5	47.9
Share-based payment expense	22.0	17.6
Gain on sale of property, plant, and equipment	—	(2.3)
Asset impairment	4.3	1.7
Loss on sale of a business	11.2	—
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	142.6	23.5
Inventories	44.5	(117.6)
Prepayments and other current assets	(1.7)	(51.8)
Accounts payable	(69.1)	63.4
Other	(54.0)	(18.0)
Net cash provided by operating activities	306.4	127.3
Cash flows from investing activities:
Purchases of property, plant, and equipment	(35.6)	(24.1)
Proceeds from sale of property, plant, and equipment	—	8.9
Acquisition of businesses, net of cash acquired	—	(10.2)
Other investing activities	6.4	(1.7)
Net cash used for investing activities	(29.2)	(27.1)
Cash flows from financing activities:
Repayments on credit facility, net of borrowings	(18.0)	—
Repurchases of common stock	(121.7)	(108.0)
Proceeds from stock option exercises and other	1.7	10.2
Payments of taxes withheld on net settlement of equity awards	(12.9)	(7.3)
Dividends paid	(8.5)	(9.3)
Net cash used for financing activities	(159.4)	(114.4)
Effect of exchange rate changes on cash and cash equivalents	(2.0)	(1.6)
Net change in cash and cash equivalents	115.8	(15.8)
Cash and cash equivalents at beginning of period	223.2	491.3
Cash and cash equivalents at end of period	$339.0	$475.5

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)

The following tables show net sales by channel for the periods presented:

	Three Months Ended
	February 28, 2023	February 28, 2022	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$635.3	$614.3	$21.0	3.4%
Direct sales network	94.7	83.2	11.5	13.8%
Retail sales	50.4	42.7	7.7	18.0%
Corporate accounts	54.0	53.6	0.4	0.7%
Original equipment manufacturer and other	56.4	69.3	(12.9)	(18.6)%
Total ABL	890.8	863.1	27.7	3.2%
ISG	58.2	50.0	8.2	16.4%
Eliminations	(5.4)	(4.0)	(1.4)	35.0%
Total	$943.6	$909.1	$34.5	3.8%

	Six Months Ended
	February 28, 2023	February 28, 2022	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$1,309.0	$1,251.1	$57.9	4.6%
Direct sales network	201.1	173.2	27.9	16.1%
Retail sales	100.3	89.6	10.7	11.9%
Corporate accounts	103.1	90.6	12.5	13.8%
Original equipment manufacturer and other	124.4	142.2	(17.8)	(12.5)%
Total ABL	1,837.9	1,746.7	91.2	5.2%
ISG	115.0	96.4	18.6	19.3%
Eliminations	(11.4)	(7.9)	(3.5)	44.3%
Total	$1,941.5	$1,835.2	$106.3	5.8%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total Company as well as our reportable operating segments (in millions except per share data):

	Three Months Ended
	February 28, 2023		February 28, 2022		Increase (Decrease)	Percent Change
Net sales	$943.6		$909.1		$34.5	3.8%

Operating profit (GAAP)	$111.5		$102.3		$9.2	9.0%
Percent of net sales		11.8%		11.3%	50	bps
Add-back: Amortization of acquired intangible assets	9.3		10.3
Add-back: Share-based payment expense	11.3		10.0
Adjusted operating profit (Non-GAAP)	$132.1		$122.6		$9.5	7.7%
Percent of net sales (Non-GAAP)		14.0%		13.5%	50	bps

Net income (GAAP)	$83.2		$75.3		$7.9	10.5%
Add-back: Amortization of acquired intangible assets	9.3		10.3
Add-back: Share-based payment expense	11.3		10.0
Total pre-tax adjustments to net income	20.6		20.3
Income tax effects	(4.8)		(4.6)
Adjusted net income (Non-GAAP)	$99.0		$91.0		$8.0	8.8%

Diluted earnings per share (GAAP)	$2.57		$2.13		$0.44	20.7%
Adjusted diluted earnings per share (Non-GAAP)	$3.06		$2.57		$0.49	19.1%

Net income (GAAP)	$83.2		$75.3		$7.9	10.5%
Interest expense, net	5.7		6.0
Income tax expense	26.3		22.9
Depreciation	12.7		13.3
Amortization	9.3		10.3
EBITDA (Non-GAAP)	137.2		127.8		9.4	7.4%
Share-based payment expense	11.3		10.0
Miscellaneous income, net	(3.7)		(1.9)
Adjusted EBITDA (Non-GAAP)	$144.8		$135.9		$8.9	6.5%

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	Three Months Ended
ABL	February 28, 2023	February 28, 2022	Increase (Decrease)	Percent Change
Net sales	$890.8	$863.1	$27.7	3.2%

Operating profit (GAAP)	$123.6	$116.5	$7.1	6.1%
Add-back: Amortization of acquired intangible assets	6.2	7.1
Add-back: Share-based payment expense	3.5	3.3
Adjusted operating profit (Non-GAAP)	$133.3	$126.9	$6.4	5.0%

Operating profit margin (GAAP)	13.9%	13.5%	40	bps
Adjusted operating profit margin (Non-GAAP)	15.0%	14.7%	30	bps

	Three Months Ended
ISG	February 28, 2023	February 28, 2022	Increase (Decrease)	Percent Change
Net sales	$58.2	$50.0	$8.2	16.4%

Operating profit (GAAP)	$6.3	$1.2	$5.1	425.0%
Add-back: Amortization of acquired intangible assets	3.1	3.2
Add-back: Share-based payment expense	1.4	1.2
Adjusted operating profit (Non-GAAP)	$10.8	$5.6	$5.2	92.9%

Operating profit margin (GAAP)	10.8%	2.4%	840	bps
Adjusted operating profit margin (Non-GAAP)	18.6%	11.2%	740	bps

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(In millions, except per share data)	Six Months Ended
	February 28, 2023		February 28, 2022		Increase (Decrease)	Percent Change
Net sales	$1,941.5		$1,835.2		$106.3	5.8%

Operating profit (GAAP)	$220.4		$217.4		$3.0	1.4%
Percent of net sales		11.4%		11.8%	(40)	bps
Add-back: Amortization of acquired intangible assets (1)	22.9		20.6
Add-back: Share-based payment expense	22.0		17.6
Add-back: Special charges	6.9		—
Adjusted operating profit (Non-GAAP)	$272.2		$255.6		$16.6	6.5%
Percent of net sales		14.0%		13.9%	10	bps

Net income (GAAP)	$158.1		$162.9		$(4.8)	(2.9)%
Add-back: Amortization of acquired intangible assets (1)	22.9		20.6
Add-back: Share-based payment expense	22.0		17.6
Add-back: Loss on sale of a business	11.2		—
Add-back: Special charges	6.9		—
Total pre-tax adjustments to net income	63.0		38.2
Income tax effect	(14.6)		(8.8)
Adjusted net income (Non-GAAP)	$206.5		$192.3		$14.2	7.4%

Diluted earnings per share (GAAP)	$4.86		$4.60		$0.26	5.7%
Adjusted diluted earnings per share (Non-GAAP)	$6.35		$5.43		$0.92	16.9%

Net income (GAAP)	$158.1		$162.9		$(4.8)	(2.9)%
Interest expense, net	12.3		11.9
Income tax expense	44.6		44.2
Depreciation	25.6		27.3
Amortization(1)	22.9		20.6
EBITDA (Non-GAAP)	263.5		266.9		$(3.4)	(1.3)%
Share-based payment expense	22.0		17.6
Miscellaneous expense (income), net	5.4		(1.6)
Special charges	6.9		—
Adjusted EBITDA (Non-GAAP)	$297.8		$282.9		$14.9	5.3%
(1) Amortization expense for the first six months of fiscal 2023 includes accelerated amortization of $4.0 million for certain discontinued brands.

Press Release Exhibit 99.1

	Six Months Ended
ABL	February 28, 2023	February 28, 2022	Increase (Decrease)	Percent Change
Net sales	$1,837.9	$1,746.7	$91.2	5.2%

Operating profit	$241.7	$244.6	$(2.9)	(1.2)%
Add-back: Amortization of acquired intangible assets (1)	16.7	14.2
Add-back: Share-based payment expense	6.8	6.3
Add-back: Special charges	6.9	—
Adjusted operating profit	$272.1	$265.1	$7.0	2.6%

Operating profit margin	13.2%	14.0%	(80)	bps
Adjusted operating profit margin	14.8%	15.2%	(40)	bps
(1) Amortization expense for the first six months of fiscal 2023 includes accelerated amortization of $4.0 million for certain discontinued brands.

	Six Months Ended
ISG	February 28, 2023	February 28, 2022	Increase (Decrease)	Percent Change
Net sales	$115.0	$96.4	$18.6	19.3%

Operating profit	$14.0	$3.2	$10.8	337.5%
Add-back: Amortization of acquired intangible assets	6.2	6.4
Add-back: Share-based payment expense	2.7	2.1
Adjusted operating profit	$22.9	$11.7	$11.2	95.7%

Operating profit margin	12.2%	3.3%	890	bps
Adjusted operating profit margin	19.9%	12.1%	780	bps

	Six Months Ended
	February 28, 2023	February 28, 2022	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$306.4	$127.3	$179.1	140.7%
Less: Purchases of property, plant, and equipment	(35.6)	(24.1)
Free cash flow (Non-GAAP)	$270.8	$103.2	$167.6	162.4%